UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

NGP CAPITAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 2975 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e

Item 1.01.	Entry into a Material Definitive Agreement

On June 9, 2008, NGP Capital Resources Company (the “Company”) entered into Indemnity Agreements (the “Agreements”) with (i) Mr. R. Kelly Plato, who has been hired and elected to the position of Senior Vice President of the Company since December 7, 2006, and (ii) with Mr. Lon C. Kile, who was appointed as a Director of the Company on February 29, 2008. The Agreements were effective respectively upon Mr. Plato’s and Mr. Kile’s elections as an officer or director. The Agreements are substantially the same as a standard form of indemnity agreement previously or to be entered into by the Company with its other officers and directors. A copy of such standard form is filed herewith Exhibit 10.1 and as incorporated herein by reference.

The Agreements, among other things, indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, liabilities, losses, penalties, excise taxes and amounts paid in settlement he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director or officer, and otherwise to the fullest extent permitted under Maryland law and the Company’s Certificate of Incorporation and Bylaws. The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on April 12, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company

Date: June 9, 2008	By:	/s/ STEPHEN K. GARDNER
Stephen K. Gardner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on April 12, 2005).